DETECTION SYSTEMS, INC.
130 Perinton Parkway
Fairport, New York 14450
(716) 223-4060



            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD ON AUGUST 20, 1997


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Detection Systems,
Inc. will be held at the Company's corporate headquarters located at 130 Perinton Parkway, Fairport, New York, on August 20, 1997, at 10AM for the following purposes:

     1.   To elect five directors;

     2.   To elect independent auditors for fiscal year 1998;

     3.   To approve the 1997 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



     The Board of Directors has fixed the close of business on July 8, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


               By Order of the Board of Directors

                          FRANK J. RYAN
                            Secretary








Fairport, New York
July 18, 1997



     Shareholders are cordially invited to attend the meeting in person. Even if you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope.





                         PROXY STATEMENT

           First sent to Shareholders on July 18, 1997

   The enclosed proxy is solicited by the Board of Directors of Detection Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held August 20, 1997, and at any adjournments thereof. The record date for the determination of shareholders entitled to notice of and to vote at this meeting is the close of business on July 8, 1997, at which time the Company had outstanding 4,743,894 shares of Common Stock. Shareholders are entitled to one vote for each share owned.

  Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of auditors. The affirmative vote of a majority of outstanding shares is required to approve the 1997 Stock Option Plan. Abstentions, broker non-votes and withheld votes will be counted in determining the number of shares represented at the meeting but will not be considered to have been voted. All shares represented by a proxy will be voted in accordance with the specifications made thereon by the shareholder and, if no specification  is  made,  will  be  voted  for  the  election  as directors of the five nominees proposed by the Board of Directors, for the election of Price Waterhouse LLP as independent auditors and for the approval of the Company's 1997 Stock Option Plan

   Shareholders can ensure that their shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect the right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted by notifying the Company's Transfer Agent, American Stock Transfer & Trust Co., 40 Wall Street, New York, NY 10005, in writing, or by executing a subsequent proxy.


                      ELECTION OF DIRECTORS
   At the annual meeting, five directors, constituting the entire Board of Directors, are to be elected to hold office for the ensuing year and until their successors are elected and qualified. The Board of Directors proposes to nominate the following persons for election as directors: Donald R. Adair, Mortimer B. Fuller III, Karl H. Kostusiak, David B. Lederer and Edward C. McIrvine. Each of them has consented to be named in this Proxy Statement and to serve, if elected. The persons named in the proxy will vote for the election of these nominees unless a shareholder giving a proxy withholds authority to vote for one or more of them. If for any reason any of these nominees become unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

  Messrs. Kostusiak and Lederer have held the indicated positions since they founded the Company in 1968. Mr. Adair is the principal of Adair Law Firm in Rochester, New York. Previously, Mr. Adair was a partner of the Adair and Stoner Law Firm in Rochester. Mr. Fuller is Chairman, President and Chief Executive Officer and a Director of Genesee and Wyoming Industries, Inc., a holding company in Greenwich, Connecticut, which owns and operates regional and short line freight railroads and provides rail related services to railroads and shippers. Dr. McIrvine is self-employed as a research and development management consultant. Until 1991, he served as Dean of the College of Graphic Arts and Photography at the Rochester Institute of Technology.

   During  the  fiscal year ended March 31, 1997,  the  Board  of
Directors held five meetings. The Board of Directors has an audit committee consisting of Messrs. Adair, Fuller and McIrvine. This committee, which met once during the last fiscal year, reviews reports of the Company's financial condition, financial controls and accounting procedures. In addition, this Committee approves and oversees services performed by the Company's independent auditors and provides the independent accountants direct access to the non-employee members of the Board of Directors.

   The Board of Directors also has a compensation committee consisting of Messrs. Adair, Fuller and McIrvine. This committee, which is responsible for establishing general compensation policies, establishing and administering compensation plans and programs in which officers participate and establishing the specific compensation arrangements for the Company's executive officers, met four times during the last fiscal year. Messrs. Adair, Fuller and McIrvine also serve on the stock option committee. This committee, which met five times during the year, is responsible for granting options pursuant to the Company's 1992 Restated Stock Option Plan. There is no nominating committee of the Board of Directors. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during the fiscal year.

   Directors who are not employees of the Company are paid an annual fee of $10,000 as well as $1,000 plus travel expenses, if any, for each day on which they attend Board meetings. Directors receive $500 for Board meetings held by teleconference. There is no additional compensation for attendance of committee meetings.
   The Board of Directors recommends a vote FOR the election of Messrs. Adair, Fuller, Kostusiak, Lederer and McIrvine as Directors of the Company for the 1998 fiscal year. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.

                MANAGEMENT AND SECURITY OWNERSHIP
   The following table lists the directors and executive officers of the Company and reflects the number of shares of the Company's common stock that were beneficially owned as of June 3, 1997 by each director and executive officer named in the Summary Compensation Table on page 4 of this Proxy Statement, and all directors and executive officers as a group.

                                      Amount and
                                      Nature of
Name, Age, Principal                  Beneficial     Percent
Occupation and Positions              Ownership(1)   of Class Since

Donald R. Adair (54)                  1,549(2)        0.03%    1991
 Director of the Company and
 Principal of Adair Law Firm

George E. Behlke (39)                38,393(3)(4)     0.73%    1995
 Vice President, Engineering,
  of the Company
 Prior - Engineering Manager

Mortimer B. Fuller, III (55)          5,670(5)        0.11%    1990
 Director of the Company and
  President,CEO and a Director
  of Genesee and Wyoming
  Industries, Inc.

Gary Holroyd (38)                     4,725(3)        0.09%    1996
 Vice President, Operations,
  of the Company
 Prior - Operations Vice President,
 Radionics, and Operations Director,
 Expanded Metal Co. Ltd.

Karl H. Kostusiak (58)               636,161(4)       12.13%   1968
 Director, Chairman and CEO of the Company

David B. Lederer (57)                451,276(4)        8.61%   1968
 Director and Executive Vice President
  of the Company

Edward C. McIrvine (63)              25,325(6)         0.48%   1981
 Director of the Company and self-employed
 Research and Development Management
 Consultant

Frank J. Ryan (43)                   78,212(3)(4)(7)   1.56%   1982
 Vice President, Secretary and Treasurer
 of the Company

Lawrence R. Tracy (50)               100,008(3)(4)     1.91%   1995
 President of Detection Systems International, Inc.
 and Radionics, Inc., subsidiaries of the Company
 Prior -- President of a competitive manufacturer of electronic security equipment

All Directors and Executive Officers
 as a Group (9 persons)             1,341,319(2)-(7)  25.58%

Footnotes to Management and Security Ownership Table:
(1) For all shares listed, each person possess both sole voting and investment power, except for those shares indicated in notes (2) - (7) below.
(2)    Includes 1,173 shares held in custodianship for Mr.
       Adair's children under the Uniform Gifts to Minors Act of New York for which Mr. Adair disclaims beneficial ownership.
(3)    Includes 1,500, 3,000, 1,800, 36,000 and 42,300 shares
       which may be acquired upon exercise of warrants and options held by Messrs. Behlke, Holroyd, Ryan, Tracy and all directors and executive officers as a group, respectively.
(4)    Includes  9,234, 179,840, 117,465, 8,492, 6,488 and
       321,519 hypothetical shares credited to the accounts of Messrs. Behlke, Kostusiak, Lederer, Ryan, Tracy and all directors and executive officers as a group, respectively, pursuant to the Company's deferred compensation plans, which shares may be acquired upon retirement.
(5) Includes 2,025 shares held by Mr. Fuller's wife for which he disclaims beneficial ownership.
(6) Includes 20,300 shares held by Dr. McIrvine's wife for which he disclaims beneficial ownership.
(7) Includes 810 shares held in trust for Mr. Ryan's son under the Uniform Gifts to Minors Act of New York for which Mr. Ryan disclaims beneficial ownership.

                PRINCIPAL HOLDERS OF COMMON STOCK

   Based  on  reports  filed  with the  Securities  and  Exchange
Commission, the following persons beneficially own more  than  5%
of the Company's outstanding Common Stock:
Beneficial Ownership Table:

                                              Amount and
            Name and Address of               Nature of      Percent
            Beneficial Owner                  Beneficial     of
Title of    Name and Address of               Ownership      Class
Class       Beneficial Owner                  (1)(2)(3)

Common       Karl H. Kostusiak                636,161        12.1%
Stock        130 Perinton Parkway
             Fairport, NY 14450

Common       David B. Lederer                 451,276         8.6%
Stock        130 Perinton Parkway
             Fairport, NY 14450

Common       Dimensional Fund Advisors, Inc.  253,572         5.7%
Stock        1299 Ocean Ave., 11th Floor
             Santa Monica, CA 90401

Common       Palisade Capital Management,     234,100         7.8%
Stock        L.L.C.
             One Bridge Plaza, Suite 695
             Fort Lee, NJ  07024

Footnotes to Beneficial Ownership Table:
(1) Reflects shares held by Messrs. Kostusiak and Lederer as of June 3, 1997. Messrs. Kostusiak and Lederer currently possess both sole voting and investment power except with respect to 179,840 and 117,465 shares respectively, which may be acquired upon retirement pursuant to the Company's deferred compensation plans.
(2) Reflects shares held by Dimensional Fund Advisors Inc. ("Dimensional") at December 31, 1996 as reported on Schedule 13G to the Securities and Exchange Commission. Shares are held in portfolios of DFA Investment Dimensions Group Inc., in series of the DFA Investment Trust Company, or the DFA Group Trust and DFA Participation Group Trust, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) Reflects the number of shares and percent of class held by Palisade Management Group at December 31, 1996 as reported on Schedule 13G to the Securities and Exchange Commission.

                     EXECUTIVE COMPENSATION

Summary Compensation Table:

  The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and certain other executive officers for services in all capacities to the Company in its fiscal years ended March 31, 1997, 1996 and 1995.

                                                  Long-Term
                       Annual Compensation       Compensation

                                         Other     Securities
  Name and                              Annual     Underlying  All Other
  Principal   Fiscal Salary    Bonus   Compensa-    Options/   Compensation
  Position     Year    ($)      ($)     tion ($)     SAR's      ($)(2)
Karl H.        1997  212,100  403,333       --(3)        0       3,266
Kostusiak      1996  205,926    1,419     26,186         0       2,542
Chairman and   1995  196,110  184,746       --(3)        0       2,625
CEO

David B.       1997  169,700  322,670       --(3)        0       3,364
Lederer        1996  164,741    1,135     27,956         0       2,534
Executive      1995  156,897  147,794       --(3)        0       2,625
Vice
President

Lawrence R.    1997  148,470  282,377       --(3)   18,775       3,301
Tracy          1996  144,148   31,648       --(3)        0           0
President of   1995   21,000  102,405       --(3)   60,000           0
Detection
Systems
International,
Inc. and
Radionics,
Inc.

George E.      1997  108,150  81,790      24,761(4)  9,650       1,964
Behlke         1996   89,363     723          --(3)      0       2,272
Vice           1995      N/A     N/          N/A       N/A         N/A
President,
Engineering

Gary           1997  117,636  74,587          --(3)  1,460         238
Holroyd(1)     1996      N/A     N/A         N/A       N/A         N/A
Vice           1995      N/A     N/A         N/A       N/A         N/A
President,
Operations

Frank J. Ryan  1997  108,150  59,308         --(3)    2,190      1,973
Vice           1996  105,000    723          --(3)        0      2,298
President,     1995  100,000  35,017         --(3)    2,250      2,242
Secretary &
Treasurer

Footnotes to Compensation Table:
(1)    Mr. Holroyd became an officer of the Company on November 7, 1996.
(2) Represents contributions by the Company to accounts of the named executive officers under the Company's 401(k)retirement savings plan.
(3)    Values are less than the minimum amount required to be reported.
(4) Includes $21,000 representing the difference between the market value and the purchase price for a nonqualified stock option awarded during the fiscal year.


Option/SAR Grants in Last Fiscal Year:

  The following table sets forth information with respect to stock options granted to the named executive officers during fiscal 1997. Each grant was for incentive or nonqualified stock options to purchase stock under the Company's 1992 Restated Stock Option Plan. All options are exercisable 40% after one year, 60% after two years, 80% after three years and 100% after four years. Options awarded prior to December 17, 1996 were adjusted to reflect the three-for-two stock split distributed on that date.

                                                                 Potential
                                                                 Realizable
                                                                 Value at
                                                                 Assumed
                                                                 Annual Rates
            Number of  Percent                                   of Stock
            Number of  of Total                                  Price
            Securities Options/SAR's                             Appreciation
            Underlying Granted                                   for Option
            Option/    to Employee  Exercise           Expir-        Term
            SAR's      in Fiscal    or Base   Market    ation    -------------
   Name     Granted(#) Year         Price      Price     Date    5%($)   10%($)
                                    ($/Sh)    ($/Sh)
K. Kostusiak      0       --           --         --       --      --       --

D. Lederer        0       --           --         --       --      --       --

L. Tracy      6,000     37.5%      $10.00     $13.50  11/6/06 $37,740  $95,640
             12,775                $19.25     $19.25  1/21/02 $67,963 $150,106

G. Behlke     6,000     19.2%      $10.00     $13.50  11/6/06 $37,740  $95,640
              3,650                $19.25     $19.25  1/21/02 $19,418  $42,888

G. Holroyd    1,460      2.9%      $19.25     $19.25  1/21/02  $7,767  $17,155

F. Ryan       2,190      4.4%      $19.25     $19.25  1/21/02 $11,651  $25,733

Option Exercises in Last Fiscal Year and Year-End Option Values:

   The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 1997 and unexercised options held as of March 31, 1997. The value of the underlying securities was determined by taking the market value at year end minus the exercise price. The market price of the Company's stock on March 31, 1997 was $17.50 per share.

                              Number of
                              Securities                 Value of
                              Underlying                 Unexercised
           Shares(#)          Unexercised Options        In-the-Money
           Acquired  ($)      at March 31, 1997          Options at
           on        Value    (#)                        March 31, 1997 ($)
Name       Exercise  Realized Exercisable/Unexercisable  Exercisable/Unexer'able

K. Kostusiak      0         0          0 /      0             0 / 0
D. Lederer        0         0          0 /      0             0 / 0
L. Tracy          0         0     36,000 / 42,775      $474,000 / $338,644
G. Behlke     6,444  $101,465      1,500 / 11,150       $19,000 / $127,875
G. Holroyd        0         0      3,000 /  5,960       $41,000 / $58,945
F. Ryan       3,240   $19,408      1,800 /  2,640       $22,800 / $1,868
</TABLE

   During  fiscal year 1997, Messrs. Kostusiak, Lederer and  Ryan
had   stock  option  loans  outstanding  that  totaled  $182,910,
$134,117  and  $66,999, respectively.  As of June  6,  1996,  the
outstanding   balances  were  $167,285,  $121,210  and   $59,091,
respectively.  The loans carry interest rates ranging from  5.54%
to 8.42%.

Pension Plans:

   Effective April 1996, the Company approved the addition  of  a
pension  plan  for  Messrs.  Kostusiak  and  Lederer  (each,   an
"Executive") in their Executive Agreements, filed as  Exhibit  10 of  the Company's Annual Report on Form 10-K.  Under the terms of the  Executive  Agreements, the Company will pay  each  Executive retirement  benefits  for  his  lifetime  and  for  his  spouse's
lifetime,  if  his  spouse  survives  him,  as  follows:   (a)  a
retirement  wage  benefit initially equal to 12%  of  Executive's base  salary  on  the date of his retirement or death,  increased each  year thereafter by any increase, less 0.5%, in the Consumer
Price  Index (except that the wage benefit shall be 75%  of  that amount  after Executive's death); (b) continuation of Executive's full  health insurance or similar benefit for Executive  and  his spouse;  and (c) continuation of any other benefit programs  that provide continuation pursuant to their terms.

   Based on a 5% compounded annual increase in their base compensation, and assuming that they each retire at age 65, the estimated initial annual benefit that would be payable to Messrs.
Kostusiak and Lederer under the pension plan provision in their Executive Agreements would be $34,108 and $27,290, respectively.

   The  Executive  Agreements further  provide  that:   (a)  the
payment of retirement benefits may be terminated if an Executive has  violated  the non-competition provisions of  his  Executive
Agreement,  and (b) the Company will purchase and maintain  life insurance  sufficient  to fund the estimated  benefits  for  the spouse  (any excess policy proceeds to be available, if  agreed, to  purchase  shares  of  the Company's  Common  Stock  held  in
Executive's estate) and the policy or policies of such insurance shall be held in a trust designed for this purpose.


                      ELECTION OF AUDITORS

   The  Board  of Directors has recommended that Price Waterhouse
LLP be elected as the independent auditors of the Company for the fiscal year ending March 31, 1998. They have served the Company as independent auditors since 1968. Representatives of that firm will be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

   The Board of Directors recommends a vote FOR the proposal to elect Price Waterhouse LLP as the independent auditors of the Company for the 1998 fiscal year. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.


         PROPOSAL TO APPROVE THE 1997 STOCK OPTION PLAN

   The Board of Directors has adopted, subject to approval by the shareholders, the Detection Systems, Inc. 1997 Stock Option  Plan
(the  "Plan"), a copy of which is set forth as Exhibit A to  this
Proxy  Statement.   The Plan provides that stock options for  the
purchase of up to 250,000 shares of common stock may be issued to key employees or nonemployees of the Company and its subsidiaries pursuant  to  the exercise of stock options.  Previously  options for  the  purchase  of up to 375,000 shares had  been  authorized under  the  Company's 1992 Restated Stock Option Plan,  of  which
373,800  shares  were granted to employees  over  the  past  five years.

1997 Stock Option Plan:

  The purpose of the Plan is to enable eligible key employees and nonemployees of the Company and its subsidiaries to purchase shares of Common Stock of the Company by means of stock options.
Through the use of such options, the Company expects to be able to attract and retain the best available talent and to encourage the highest level of performance of its key personnel.

   A  total of 250,000 shares of Common Stock of the Company, par value  $.05 per share, shall be available for options  under  the
Plan (with an appropriate change in that number in the event of a stock  split,  stock dividend or other change  in  the  Company's
Common  Stock).   These  shares  may  be  either  authorized  and
unissued  shares  or  treasury shares.   Options  may  be  either
incentive  stock  options,  as defined  in  Section  422  of  the
Internal Revenue Code ("the Code"), or options which do not  meet the  requirements of that section (nonqualified options).  If  an
option   expires,  terminates  or  is  canceled   without   being
exercised,  new  options may thereafter be granted  covering  the same  shares.  No stock option may be granted more than ten years after the effective date of the Plan.

   The  Plan  is  administered  by  the  Stock  Option  Committee
("Committee"), consisting of not fewer than three members elected from among the Board of Directors of the Company. The Committee determines who shall be granted options under the Plan, the number of shares to be awarded and the terms of each award, and interprets the provisions of the Plan. The Board of Directors may amend or terminate the Plan, without the approval of the shareholders, except that it may not, without such approval, materially increase the benefits accruing to participants under the Plan, increase the number of shares subject to options, change the minimum exercise price, change the class of employees eligible to receive awards or extend the period during which awards may be granted or exercised.

   The Plan provides that options may be granted to key employees
or  nonemployees  of the Company and its subsidiaries.   However,
options   may  not be granted to members of the Committee  or  to
directors who are not officers or employees of the Company or its
subsidiaries.   The Plan places no limitation on  the  number  of
shares  with respect to which options may be granted to any  such individual, except that incentive options may not be  granted  in
excess  of  any  limitations  imposed  by  the  Code.   The  Code
presently imposes a limit on the grant of incentive options.   It
imposes  no limit on the grant of nonqualified options.  However, in  order to meet the requirements of Code Section 162(m),  which section limits the Company's tax deduction for compensation  paid to  certain officers to $1 million per year, the Plan  limits  to
100,000  the aggregate number of options that may be  awarded  to any one employee.

   The  purchase price for each incentive option may not be  less than the fair market value of the stock at the time the option is
granted.   If an incentive option is granted to an employee  who,
at  the time of the grant, owns stock possessing more than 10% of the  voting power of all stock of the Company, the purchase price must  be  at  least 110% of the fair market value  of  the  stock subject to the option.

  An option shall be exercised upon written notice to the Company accompanied  by:  (a)  payment  in  full  for  the  shares  being
acquired.   The  payment shall be made in  cash,  check  or  wire
transfer;  (b)  by  delivery of shares of  Common  Stock  of  the
Company  registered  in  the name of the  optionee,  endorsed  in blank,  the  value of which will be deemed equal to  the  closing market  price of such shares on the date of exercise; or  (c)  at the  discretion  of  the  Committee,  by  a  so-called  "cashless exercise"  transaction that affords the optionee the  opportunity to  sell  immediately  some or all of the shares  underlying  the exercise  portion  of the option in order to generate  sufficient
cash   to  pay  the  option  exercise  price  and/or  to  satisfy withholding tax obligations related to the option.

   Each  option  will have a maximum term of ten years,  or  such
lesser  period  as  the  Committee  specifies,  except  that   an
incentive option granted to an employee who, at the time  of  the grant, owns stock possessing more than 10% of the voting power of all  stock of the Company will have a term not in excess of  five
years.   Options are exercisable at such time or times and  under
such  conditions as may be imposed by the Committee and set forth in an option agreement.

   The benefits or amounts that will be received or allocated in the future under the Plan are not determinable. The following table provides information regarding options granted under the 1992 Restated Stock Option Plan in fiscal 1997.

                                           Number of     Dollar Value of
Name and Position                    Options Granted*    Options Granted                                  Gra nted*

K. Kostusiak, Chairman and CEO                     0                0
D. Lederer, Executive Vice President               0                0
L. Tracy, President of Radionics              18,775         $305,919
and Detection Systems
International, Inc.
G. Behlke, Vice President, Engineering         9,650         $130,263
G. Holroyd, Vice President, Operations         1,460          $28,105
F. Ryan, Vice President                        2,190          $42,158
Executive Group                               32,075         $506,444

Non-Executive Director Group                       0                0
Non-Executive Officer Employee Group          18,025         $222,038

*Options  were granted at prices ranging from  $10.00  to  $22.75 and with expiration dates ranging from 6/3/01 and 11/6/06.

   At  June  3,  1997, there were 135,820 outstanding exercisable options  and  1,200  shares available for grant  under  the  1992
Restated  Stock Option Plan.  The high, low and closing  bids  on that  date  for  the Company's Common Stock, as reported  by  The
Nasdaq   Stock   Market,   were  $20.25,   $17.00   and   $17.50,
respectively.

   The Board of Directors recommends a vote FOR the proposal to approve the 1997 Stock Option Plan. Proxies will be so voted unless shareholders specify a contrary choice in their proxies.


                COMPENSATION COMMITTEE REPORT ON
                     EXECUTIVE COMPENSATION

   The  Compensation  Committee of  the  Board  of  Directors  is
responsible  for (a) establishing general compensation  policies,
(b)   establishing  and  administering  compensation  plans   and
programs  in which officers participate and (c) establishing  the specific  compensation arrangements for the  Company's  executive officers.  The members of this Committee also serve on the  Stock
Option Committee under the Company's Stock Option Plan.
Committee Objectives Concerning Executive Officers:

   The Compensation Committee has sought four key objectives  for
the   Company's  executive  compensation  plans,   programs   and
arrangements.  These are to (a) tie executive compensation to the
Company's  financial performance, (b) encourage equity  ownership in  the Company by all executives, (c) tie executive compensation programs  to  the  achievement  of  long-term  company  strategic objectives,  and (d) provide overall executive compensation  that
will  attract  and  retain  an effective  management  team.   The
Committee  recognizes that different plans or  arrangements  will serve  one  or more of those objectives in varying degrees,  that the relative significance of the stated objectives may shift from time  to  time,  and  that new objectives may  arise  and  become important.

   During  fiscal  year 1997 and subsequently,  three  additional
factors  have affected the Committee's determinations:   (1)  the
significant  increase in the market value of the Company's  stock during  the  year, (2) the Company's continuing  acquisition  and other  expansion activities and a need to motivate new management personnel at various places around the world, and (3) the need to continue  working  toward  long-term  succession  of  management.
Various  changes  have  been  made or  proposed  in  compensation arrangements during this period to respond to these issues.
Tying Compensation to the Company's Financial Performance:

    In  1988,  the  Company  entered  into  five-year  employment
agreements  with  Messrs.  Kostusiak  and  Lederer.   Each   year
thereafter,  the  agreements have been reexamined,  reviewed  and revised  as appropriate and then re-executed for a new  five-year
period.   Among  other goals, the agreements  seek  to  create  a
strong  tie  between  the compensation of Messrs.  Kostusiak  and
Lederer  and the Company's financial performance.  The agreements have  done this by providing for (a) an opportunity for an annual cash bonus based on pre-tax profits and (b) an opportunity for an annual  stock  bonus based on growth of both  sales  and  pre-tax
profits.   These two bonus programs have also been made available
to other executive officers of the Company.

   The  cash  bonus for Mr. Kostusiak and the Company's executive officers is a percentage of the amount by which the Company's pre-
tax  profits  for  the  fiscal year exceed $500,000.   The  stock
bonuses  have  been a maximum number of  shares of the  Company's common  stock if sales for the fiscal year increase at least  10%
over  the previous year and if the Company's pre-tax profits  are at least equal to 10% of the total sales.  The stock bonuses have been  scaled back for lower performance levels, so that they have been zero shares for zero sales growth and they have been zero if pre-tax  profit is 5% or less of total sales.  Sales  growth  for purposes  of these plans is defined as the greater of the  actual sales growth or "equivalent sales growth," which is defined as an assumed  20%  compounded annual sales growth  beyond  the  actual sales  of  the year prior to any year in which sales  growth  was more  than  20%, provided that the resulting assumed sales  level for the year in question is not more than the actual sales of the year in question.

   Both the cash bonus and the stock bonus have been subject to the condition that the Company achieve an earnings-per-share goal
("EPS Goal") for the fiscal year which has been established by the Board of Directors (or the bonuses may become earned on a "carryforward" basis during the next five years, to the extent, if any, that the Company exceeds the EPS Goals for those future years). The EPS Goal for fiscal 1997 was $0.69 (adjusted for the 3-for-2 stock split distributed on December 17, 1996), and for fiscal 1998 has been established at $1.14. The fiscal 1998 goal represents a 50% increase over the $.76 earnings per share achieved in fiscal 1997.

   The  executive  officers  also participate  in  the  Company's general  profit sharing plan which is available to  all  domestic employees  in which 4% of pre-tax profits in excess  of  $500,000 are  distributed to employees on an annual basis if the Company's
EPS Goal has been met.

   The  significant increase in the market value of the Company's
Common   Stock   during  fiscal  1997  induced  the  Compensation
Committee to make a change in the stock bonus plan.  Since shares which were earned in the stock bonus plan were allocated on a per share  basis,  the increase in the market value of  those  shares during  fiscal 1997 resulted in the dollar value of the potential bonuses  being very large.  To deal with that, the Board added  a limitation  to  the  plan to the effect that the  aggregate  fair market value of the stock bonuses paid for fiscal 1997 could  not
exceed  10%  of  the  Company's  pre-tax  profit  for  the   year
(allocating  any  reductions  on  a  pro-rata  basis  among   the
participants).  As a result of this limitation, in  fiscal  1997,
9,269  shares  of stock were awarded to Mr. Kostusiak  out  of  a possible 30,000 shares.

   The  intention  of these bonus programs is to  provide  strong incentives  for  managing  the  Company's  financial  performance toward  three goals:  (1) having pre-tax profits greater than  5%
of  sales, (2) having sales increase significantly each year, and
(3)  achieving  an EPS Goal established early each  year  by  the
Board  of  Directors.   (Other aspects of  these  agreements  are
described  below  under  "Executive  Agreements.")   Since   cash
bonuses are directly dependent on pre-tax profits,  stock bonuses have  been directly dependent on growth in both sales and pre-tax profits,  and  both  bonuses  have been  dependent  on  after-tax earnings-per-share,  the Committee believes  that  a  significant portion  of the compensation of all executive officers  has  been tied  to  corporate performance.  (See the table under "Executive
Compensation.")

   The Committee believes that these provisions of the employment agreements functioned as intended during the past three years.
In particular, Mr. Kostusiak's bonus compensation was as follows:

Fiscal      Cash        Stock          Sales        Pre-Tax
Year     Bonuses        Bonus                        Profit
1997    $241,125     $162,208   $101,251,000     $5,250,000
1996       1,419            0     41,858,000         (Loss)
1995     125,455       59,291     34,336,000     $2,592,000


Equity Ownership by Management:

   Since  the  Company's founding in 1968, Messrs. Kostusiak  and
Lederer have each owned a substantial number of shares of the Company's common stock, and since his arrival, Mr. Tracy has purchased substantial amounts of the stock, been granted stock options, and been granted bonus stock. In addition, the Company maintains a plan for granting stock options to key employees.
Under the plan, incentive options are granted at exercise prices that equal or exceed the fair market value of the option shares on the date of grant, and the option rights vest incrementally over four years. From time to time, options are granted under the plan by the Stock Option Committee to Company executives and other key employees. The Committee believes that the options themselves, even when unexercised, provide incentives for key personnel to improve shareholder value, since only then will the options become valuable.

Achievement of Long-Term Company Objectives:

  The Committee believes that having officers who own substantial equity  positions in the Company, as discussed in  the  preceding
sections,   provides  a  considerable  incentive  for   executive
officers to pursue the Company's long-term strategic objectives.

   Additionally,  in  order  to serve  long-term  objectives,  in particular to help build a succession plan for senior management, during  fiscal  year  1997 the Company has  made  commitments  to
Messrs.  Kostusiak  and Lederer to pay retirement  wage  benefits
(see   Pension  Plans).   The  Committee  anticipates  eventually
increasing  the  commitment so that the retirement  wage  benefit would  start at 60% of final base wages, but future increases  in the commitment moving toward that goal probably will be made only if  and  when  the  financial circumstances of the  Company  seem appropriate.

  As part of the continuing development of a long-term succession plan, during and subsequent to fiscal 1997, the Committee has been considering implementation of certain trusts for holding
Company assets that are intended to fund deferred compensation obligations and other benefit commitments. While those assets might continue to be subject to the claims of Company creditors, the use of the trusts could become a helpful part of the overall succession plan.

Attracting and Retaining Management:

   The Committee believes that the Company is attracting and retaining effective management personnel and that the Company's approach to executive compensation is appropriate for achieving that objective. The Committee anticipates that, from time to time, independent studies of the Company's overall executive compensation and other investigations will be conducted so as to test the Company's compensation approach against compensation programs offered by others.

Other Matters:

   Recently,  the  Committee  studied the  potential  effects  of
Section  162(m)  of the Internal Revenue Code  on  the  Company's
executive  compensation arrangements.  That  Section  limits  the
Company's annual deduction for an executive's compensation to  $1 million, except for "performance based" compensation and deferred compensation  until  it  is  paid.  As  shown  in  the  Executive
Compensation Table on page 4 of this Proxy Statement, none of the
Company's  officers  has  earned $1 million  in  any  year.   The
Company's  Deferred  Compensation  Plan,  however,  does   permit
deferral  of bonuses until retirement, and as currently  written, there  is a potential for payment of more than $1 million  to  an
officer   in  a  year  he  receives  both  regular  and  deferred
compensation.   The  Committee anticipates  recommending  to  the
Board of Directors that the Deferred Compensation Plan be amended to  limit  the  annual withdrawals from this  plan  so  that  the
Section  162(m)  limit  will not be exceeded  in  any  year.   In
addition,  the Committee anticipates recommending that the  bonus plans  and  their administration be changed so that  the  bonuses will  satisfy the specific requirements under Section 162(m)  for
"performance based" compensation.

                                Compensation Committee

                                Donald R. Adair, Chairman
                                Mortimer B. Fuller, III
                                Edward C. McIrvine


                      EXECUTIVE AGREEMENTS

   The  Company  has  employment agreements  with  three  of  its executive  officers, Messrs. Kostusiak, Lederer  and  Tracy  (the
"Executive  Agreements").  The Executive Agreements with  Messrs.
Kostusiak and Lederer are through May 2002 and the agreement with
Mr.  Tracy  is  through February 1999.  The Executive  Agreements
provide for severance benefits under certain circumstances.   The
terms  "change of control", "cause" and "disability" are used  in the following description as defined in the Executive Agreements.
The Executive Agreements terminate upon the executive's death  or permanent disability except as described under Pension Plans.

  Under the agreements with Messrs. Kostusiak and Lederer, if the
Company terminates the executive's employment without cause,  the
Company  will continue compensation and benefits to the executive for the then remaining balance of the term of employment or for a period of three years from the date of termination, whichever  is longer.  Under such circumstances, Mr. Tracy's agreement provides that  his  compensation  will continue  for  the  then  remaining balance  of  the term of employment or for a period of  one  year
from   the  date  of  termination,  whichever  is  longer.    The
continuation   of   compensation  and   benefits   includes   the
executive's  base  salary plus participation  in  all  applicable
executive   incentive  compensation  plans  and  fringe   benefit
packages.    Further,  if  Mr.  Kostusiak's  or   Mr.   Lederer's
employment  is  terminated  by the Company  without  cause  after expiration  of  the agreement but prior to the  Company  and  the executive  reaching  agreement with respect  to  the  executive's
retirement   benefits,  the  Company  will  also   continue   the
executive's compensation and benefits for a period of  two  years from the date of termination.

   If  the  Company terminates Mr. Kostusiak's or  Mr.  Lederer's employment for cause, each will receive compensation and benefits for  the  remaining balance of the term of employment  or  for  a period of three years from the date of termination, whichever  is longer,  provided  that  this  compensation  is  reduced  by  any
monetary  damage suffered by the Company due to the  cause.   The
same applies for Mr. Tracy, except that compensation and benefits will continue for the remaining balance of the term of employment or  for  a  period  of  one year from the  date  of  termination, whichever is longer.

   If, within four months after a "change in control," as defined in the Executive Agreements, Mr. Kostusiak's or Mr. Lederer's employment is terminated by the Company or the executive, each would be entitled to receive (a) the base salary through the termination date, as in effect at the time of termination or at the time the change in control occurs, whichever is higher, plus any bonus which has been earned but not yet paid; (b) an amount equal to three times the highest total base salary and bonus compensation paid to him in any of the Company's preceding three fiscal years; and (c) the continuation of fringe benefits for three years after termination. No provision relating to a change of control is included in Mr. Tracy's agreement.

   All three agreements restrict the executives from competing with the Company for various periods subsequent to termination of employment, depending on the circumstances of the termination.


             COMPARISON OF TOTAL SHAREHOLDER RETURN

  The Company's common stock trades on The Nasdaq National Market
tier  of  The Nasdaq Stock Market under the symbol:   DETC.   The
following graph sets forth the Company's Total Shareholder Return
Index  as  compared to The Nasdaq Index and the Nasdaq Electronic
Component  Stock  Industry Index.  The  graph  is  based  on  the assumption  that $100 was invested in each entity  on  March  31,
1992, and that all dividends were reinvested.

[Graph titled: Comparison of five year cumulative total return among Detection Systems, Inc., the Nasdaq Index and the Electronic
Industry Index]

                         Mar-92   Mar-93   Mar-94   Mar-95   Mar-96   Mar-97
Detection Systems, Inc.     100      147      176      136      173      467
The Nasdaq Index            100      115      124      138      187      208
Electronic Industry         100      165      200      261      344      603


                COMPENSATION COMMITTEE INTERLOCKS
                    AND INSIDER PARTICIPATION

   The members of the Compensation Committee of the Board of Directors are Messrs. Adair, Fuller and McIrvine. In the last fiscal year, the Company and its subsidiaries paid $15,825 for legal services to Adair Law Firm, of which Mr. Adair is the principal, and $8,400 to Mr. McIrvine for consultant services.
Messrs.  Adair  and  McIrvine also  serve  on  the  Stock  Option
Committee of the Board of Directors.


                    EXPENSES OF SOLICITATION

   The  cost of the solicitation of proxies will be borne by  the
Company.  In addition to solicitation by mail, employees  of  the
Company   may,   without  extra  remuneration,  solicit   proxies
personally,  or  by  telephone or  facsimile.   The  Company  has
retained Kissel-Blake, Inc. to aid in the solicitation of proxies for shares held of record by banks, brokers and other custodians, nominees  and fiduciaries.  The Company will pay Kissel-Blake  an anticipated fee of $4,000, plus expenses, for these services, and will  also  reimburse such record holders for their  expenses  in
forwarding   proxies  and  proxy  soliciting  material   to   the
beneficial owners of the shares held by them.


                          OTHER MATTERS

   The Board of Directors knows of no matters to be presented at the meeting other than those described in this Proxy Statement.
However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

   Section  16(a) of the Securities Exchange Act of 1934 requires the  Company's directors and executive officers and  persons  who own  more than 10% of a registered class of the Company's  equity securities,  to file with the Securities and Exchange  Commission
reports  of ownership of common stock of the Company.   Officers,
directors  and greater than 10-percent shareholders are  required by  SEC  regulations to furnish the Company with  copies  of  all
Section 16(a) forms they file.  To the Company's knowledge, based solely  on review of the copies of such reports furnished to  the
Company  and  written representations that no other  reports  are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10-percent beneficial owners were complied during the fiscal year ended March 31, 1997.

   In fiscal 1996, the Company paid a premium of $115,324 for director and officer liability insurance. This policy, which was renewed through March 31, 1997, provides protection for the directors and officers of the Company and its subsidiaries.

   In  order to be eligible for inclusion in the Company's  proxy materials  for next year's Annual Meeting, shareholder  proposals for  presentation  at  that  meeting  must  be  received  at  the
Company's   principal  executive  offices  by  March  19,   1998.
Shareholders  are  urged to sign, date and  return  the  enclosed
proxy  in  the  enclosed  return envelope.   Prompt  response  is
helpful, and your cooperation will be appreciated.

   Shareholders may obtain without charge a copy of the Company's annual report on Form 10-K. Requests should be directed to:

                     Detection Systems, Inc.
                   Ella D. Gardner, Controller
                      130 Perinton Parkway
                    Fairport, New York 14450


Dated:  July 18, 1997

                                                      APPENDIX A
                     DETECTION SYSTEMS, INC.
                     1997 STOCK OPTION PLAN

1. PURPOSE

    The  purpose  of the Detection Systems, Inc. ("the  Company")
1997  Stock  Option Plan ("the Plan") is to enable  eligible  key employees and nonemployees of the Company and its subsidiaries to purchase  shares  of  Common Stock of the  Company  by  means  of
incentive   stock   options   and  nonqualified   stock   options
(collectively referred to as "options").  Through the use of such options, the Company expects to be able to attract and retain the best  available  talent and to encourage  the  highest  level  of performance of its key personnel.

2. ADMINISTRATION

    The  Plan  shall be administered by a Stock Option  Committee
(the  "Committee")  consisting of not fewer  than  three  members appointed by the Board of Directors of the Company, each of whom,
to   the  extent  feasible,  shall  be  a  director  meeting  the
definition   as  a  "non-employee  director"  and   an   "outside
director,"  respectively,  under  regulations  promulgated  under
Section  16(b) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and Section 162(m) of the Internal  Revenue
Code  of  1986, as amended (the "Code"), or comparable provisions as in effect from time to time.  The Board shall fill any vacancy on the Committee.

    Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine from among those persons who perform services to the Company to whom, and the time or times at which, options will be awarded, the number of shares included in the option and any other terms and conditions that may apply to such option; (b) to determine whether the options shall be incentive or nonqualified options;
(c) to interpret the Plan; (d) to make and amend rules and regulations relating thereto; (e) to prescribe the form and conditions of the option agreements; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding upon the Company, the participants and all other persons.

3. ELIGIBILITY

    Options may be awarded under the Plan only to key employees and key nonemployees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned). Notwithstanding the foregoing, any director who is not an officer or employee of the Company or one of its subsidiaries shall not be eligible to participate in this Plan.

4.    SHARES AVAILABLE

   An  aggregate of 250,000 shares of the Common Stock (par value
$.05  per  share)  of  the Company (subject  to  substitution  or adjustment  as provided in Section 8 hereof) shall  be  available for  options  under the Plan.  Such shares may be authorized  and unissued shares or may be treasury shares.  If an option expires, terminates  or is canceled without being exercised,  new  options may be thereafter granted covering such shares.  In order to meet the requirements of Code Section 162(m), which section limits the
Company's tax deduction for compensation paid to certain officers to  $1 million per year, the Plan limits to 100,000 the aggregate
number  of  options that may be awarded to any one employee.   No
stock  option  may  be  granted more than  ten  years  after  the effective date of the Plan.

5. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

    Incentive stock options may be granted only to employees of the Company and its subsidiaries. Each incentive stock option granted under the Plan to an employee shall be designated as such and shall be evidenced by an incentive stock option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and which shall contain the following terms and conditions:

   (a)Number of Shares. The option agreement shall specify the number of shares to which it pertains.

   (b)Purchase  Price.  The purchase price for each option  shall be not less than the fair market value of the stock  at  the time such option is granted.  The Committee shall  determine the purchase price.  If an option is granted to  an  employee who  at the time of grant owns stock possessing more than  ten percent  of the total combined voting power of all classes  of
      stock  of  the  Company  (a  "10-percent  Shareholder"),   the
      purchase  price  shall be at least 110%  of  the  fair  market value of the stock subject to the option.

   (c)Duration of Option. Each stock option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an incentive stock option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

   (d)Options  Nontransferable.  Each option by its  terms  shall not be transferable by the optionee otherwise than by will  or
      the laws   of  descent  and  distribution,  and   shall   be
      exercisable  during his lifetime, only by  the  optionee,  the optionee's guardian or the optionee's legal representative.

   (e)Exercise  Period.   Subject to the restriction  in  Section
      5(f),  the  exercise of each option shall be subject  to  such conditions  as  may be imposed by the Committee and  specified in  the  option  agreement.  The Committee  may,  among  other things,  specify  a  minimum  length  of  employment  and  may stagger  the  period  of  exercise by providing  that  only  a certain percentage of options may be exercised each year.

   (f)Payment of Option Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, check or wire transfer; by delivery of shares of Common Stock of the Company registered in the name of the optionee, endorsed in blank, the value of which will be deemed equal to the closing market price of such shares on the date of exercise; or, at the discretion of the Committee, by a so-called "cashless exercise" transaction that affords the optionee the opportunity to sell immediately some or all of the shares underlying the exercise portion of the option in order to generate sufficient cash to pay the option exercise price and/or to satisfy withholding tax obligations related to the option.

   (g)Maximum  Value  of Shares.  No incentive  option  shall  be granted  to an employee under this Plan or any other incentive stock  option  plan  of  the Company or  its  subsidiaries  to purchase  shares as to which the aggregate fair  market  value
      (determined  as  of  the date of grant) of  the  Common  Stock
      which  first  become  exercisable  by  the  employee  in   any
      calendar year exceeds $100,000.

   (h)Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any shares for which he is granted an option until the date of issuance to him of a stock certificate for such shares and no adjustment shall be made for any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

   (i)General Restriction.  Each option shall be subject  to  the requirement that, if at any time the Board of Directors  shall determine,  in its discretion, that the listing,  registration or  qualification  of the shares subject to such  option  upon any securities exchange or under any state or federal law,  or the  consent or approval of any governmental regulatory  body, is  necessary or desirable as a condition of, or in connection with,  the granting of such option or the issuance or purchase of  shares  thereunder, such option may not  be  exercised  in
      whole   or   in   part  unless  such  listing,   registration,
      qualification,  consent or approval shall have  been  effected or  obtained  free  of any conditions not  acceptable  to  the
      Board of Directors.

6. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

    Options  other  than incentive stock options may  be  granted
under   this  Plan  to  both  eligible  employees  and   eligible
nonemployees.  Each such nonqualified option shall  be  evidenced by  a nonqualified stock option agreement, shall be designated as a "nonqualified stock option," and shall conform to the foregoing provisions of Section 5 except the purchase price requirements of
Section  5(b), the 10-percent Shareholder restriction of  Section
5(c),  the prohibition on transferability of Section 5(d) to  the extent  provided in the nonqualified stock option agreement,  and the  maximum value of grants of Section 5(g).  The Committee  may include,  in its discretion, any terms or conditions in  addition to those specified in Section 5.  To the extent an option exceeds
the   limitations  of  Section  5(g),  it  shall  be   deemed   a
nonqualified option and shall otherwise remain in full force  and
effect.   A nonqualified option may have a duration of  10  years
and one day from the date such option is granted.

7. TERMINATION OF EMPLOYMENT - EFFECT ON OPTIONS

    If  the  employment of an optionee terminates for any  reason other than death or disability, an option may be exercised by him at  any  time prior to the earlier of the expiration date of  the option  or  the  expiration of three months  after  the  date  of termination, but only if, and to the extent that, he was entitled
to   exercise  the  option  at  the  date  of  such  termination.
Notwithstanding  the foregoing, an option may  not  be  exercised after termination of employment if the Committee determines  that the  termination  of  employment of such optionee  resulted  from willful  acts, or failure to act, by the optionee detrimental  to the  Company  or  any of its subsidiaries.  The  Committee  shall determine whether an authorized leave of absence shall constitute a termination of employment for purposes of this Plan.

   If an optionee's employment terminates by reason of disability
(within the meaning of Section 105 (d)(4) of the Internal Revenue
Code) or death, his option may be exercised at any time prior  to the earlier of the expiration of the option or the expiration  of
one  year  following  the  date  employment  terminated  due   to
disability or death.

    If employment of the optionee terminates for any reason other
than   disability,  retirement  or  death,  any  unpaid   balance
remaining  on any promissory note used in the purchase  of  stock shall  become  due and payable upon not less than  three  months'
notice  from the Company, which notice may be given at  any  time after  such  termination;  provided, however,  that  such  unpaid balance on such promissory note shall become due and payable five years  from the date of such termination, unless the note has  an earlier  due date.  In the case of termination due to death,  any unpaid balance remaining on such note on the date of death  shall
become  due  and  payable one year from such date.   "Retirement"
shall mean early or normal retirement as defined in the Company's retirement plan or, in the event there is no such plan, age 65.

8.  ADJUSTMENT OF SHARES

    In the event of any change in the Common Stock of the Company
by    reason    of    any   stock   dividend,   recapitalization,
reorganization, merger, consolidation, split-up, combination,  or exchange  of shares, or rights offering to purchase Common  Stock at  a  price  substantially below fair market value,  or  of  any similar change affecting the Common Stock, the number and kind of shares  which thereafter may be optioned and sold under the  Plan
and  the  number  and  kind  of  shares  subject  to  option   in
outstanding  option agreements and the purchase price  per  share thereof  shall  be  appropriately adjusted consistent  with  such change  in  such  manner as the Committee may deem  equitable  to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9. NO EMPLOYMENT RIGHTS

   Neither the Plan nor any options granted under it shall confer upon any recipient any right with respect to continuance of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary by which a recipient is employed to terminate his employment at any time.

10. WITHHOLDING TAXES

    Whenever  the  Company proposes or is required  to  issue  or transfer  shares of Common Stock under the Plan  to  an  employee pursuant  to  the  exercise of a nonqualified stock  option,  the
Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local  withholding tax requirements prior to the delivery of  any
certificate  or  certificates for such  shares.   To  the  extent
provided  in the nonqualified stock option agreement, the  amount of such withholding tax requirements may be satisfied by delivery of  shares of the Common Stock of the Company registered  in  the name  of the optionee, duly assigned to the Company.  Any  shares so  delivered shall be deemed to have a value equal to  the  fair market value of the shares on such date.

11. CHANGE IN CONTROL

    Upon acquisition of thirty percent or more of the Company's outstanding shares of stock having general voting rights by an unaffiliated person, entity or group, the Committee shall notify, in writing, each holder of an outstanding option of such change in control. Notwithstanding any other provision of this Plan or any option agreement, all options shall become fully exercisable on receipt of such notice.

12. AMENDMENT AND DISCONTINUANCE

    This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, except that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum option price, change the class of eligible employees, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from a Committee consisting of directors not eligible to receive options under the Plan.
Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause options granted under the Plan to be exempt from Section 16(b) of the Exchange Act and deductible compensation under Section 16s(m) of the Code. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any option shall theretofore have been awarded, adversely affect the rights of such participant under such option.

13. EFFECTIVE DATE

    The effective date of this Plan is August 20, 1997, provided that the Plan is adopted by the shareholders of the Company on that date.

14. GOVERNING LAW

    To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to incentive stock options and nonqualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.



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